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                               EXHIBIT (3)(A)(2)
                               -----------------

                TERMINATION OF PRINCIPAL DISTRIBUTION AGREEMENT
                                BY AND BETWEEN
                 PFL LIFE INSURANCE COMPANY ON ITS OWN BEHALF
                 AND ON THE BEHALF OF THE MUTUAL FUND ACCOUNT,
                        AND AEGON USA SECURITIES, INC.

                                 TERMINATION OF
                        PRINCIPAL DISTRIBUTION AGREEMENT
                                 BY AND BETWEEN
                           PFL LIFE INSURANCE COMPANY
                               ON ITS OWN BEHALF
                 AND ON THE BEHALF OF THE MUTUAL FUND ACCOUNT,
                         AND AEGON USA SECURITIES, INC.


WHEREAS, All underwriting and primary distribution activities for variable annuity or variable life insurance products for the insurance company and the separate accounts have been assigned effective as of the close of business April 30, 1998, to AFSG Securities Corporation.

THEREFORE, The undersigned parties to the Principal Distribution Agreement dated November 20, 1996, hereby mutually agree to terminate such Agreement as of the close of business April 30, 1998.


WITNESSETH:


/S/ William L. Busler                        April 29, 1998
--------------------------                   -----------------------------------
PFL Life Insurance Company                   Date Signed


/s/ Lorri E. Mehaffey                        April 29, 1998
---------------------------                  -----------------------------------
AEGON USA Securities, Inc.                   Date Signed